Exhibit 99.1

Good Gaming Inc. Announces Letter to Shareholders

Kennett Square, PA, Jan. 4, 2021 (GLOBE NEWSWIRE) — Good Gaming, Inc. (OTCQB: GMER) (the “Company”), an innovative brand leading the gaming industry across multiple segments in the space since 2008, today released a letter to shareholders from Chairman and CEO David Dorwart.

Dear Fellow Shareholders:

We are excited to enter 2022 with Good Gaming in a position of strength unlike any other period in its history. The tireless work of our dedicated team throughout 2021 has solidified our foundation for long-term growth, and I am pleased to take this opportunity to summarize our recent business developments, significant achievements of the last year, as well as provide some insight into the strategic direction of Good Gaming for 2022 and beyond.

Executing on our vision of pioneering the NFT gaming space, we culminated our successes of 2021 with the much-anticipated official mainnet launch of our first-to-market collectible NFT game MicroBuddies™ on December 17th. Our team’s ability to take MicroBuddies™ from concept to full launch in under a year is nothing short of phenomenal and clearly demonstrates our ability to capitalize on opportunities in the rapidly evolving gaming market.

When we pivoted to crypto gaming in early 2021, we were building upon an already amazing history in the gaming space. We actually got started in gaming back in 2008 and really began making a name for ourselves in 2014 when we started creating competitive eSports tournaments for Blizzard Entertainment’s Hearthstone, a free-to-play online digital collectible card game.

After becoming the go-to for anything Hearthstone-related, we capitalized on the surging popularity of Minecraft servers. Ultimately, we created some of the most popular private-server versions of Prison and Skyblock, two of the most popular game modes in Minecraft. We also went on to build huge communities in the process. And now we intend to do the same with NFT gaming.

Our community building in this arena is already off to a tremendous start with more than 6,000 members on our MicroBuddies™ Discord channel, more than 22,000 followers on Twitter, and over 36,000 Instagram followers. As we continue to expand partnerships with NFT and crypto influencers and pursue targeted online ads to drive increased awareness, we believe these numbers will grow significantly in 2022.

Completing the development and launch of MicroBuddies™ was made possible in part by our achievement of key milestones in 2021, including our listing on the OTCQB in September and the subsequent $3.1 million PIPE financing we closed in November.

Finally, we ended the year by restructuring our outstanding debt, converting $2.7 million worth of debt into preferred equity. This conversion, which removes an expected $16.5 million of derivative liabilities from our balance sheet, combined with the proceeds of our PIPE offering, gives Good Gaming a much more robust and healthier balance sheet as we enter 2022, while eliminating the potential impact of derivative liability losses on our financial statements moving forward.

Looking ahead, our team will continue the development of MicroBuddies™ in 2022 through code enhancements, user experience and user interface upgrades, and bug fixes. Our focus on improving gameplay includes plans to add functionality and visual enhancements, remove the occasional error messages, and address suggestions and requests from our passionate and rapidly growing Discord community.

We also plan to incorporate the ability to browse OpenSea listings directly from within MicroBuddies™, empowering players with robust sorting tools and other relevant features to support the best possible user experience for our community.

Another exciting area with tremendous potential that we are exploring is the incorporation of PFP and other community-based projects that will allow us to increase our exposure to the booming NFT industry and bridge the gaps between additional game releases.. PFPs, or profile pictures designed to be used as social media avatars, were some of the first NFTs ever made. During the NFT boom in the first half of 2021, many PFPs went on to command multi-million-dollar prices, including Sotheby’s sale of CryptoPunk #7423 in June for more than $11.7 million.

In the bigger picture, our five-year strategic plan includes the release of multiple games with increasing complexity. These games will be interwoven with a comprehensive and engaging community where members feel they are part of an exclusive club, and we will support the growth of this community through proven tactics we have employed in past endeavors, including competitions, exclusive perks, and attractive giveaways.

One of the things we have learned through experience is that success in this arena is about more than just game development. NFTs and crypto gaming really bolt onto the larger idea of creating a lifestyle and community. This is the secret sauce that fosters highly engaged, die-hard brand loyalists.

Our ultimate vision leverages the interoperability of the blockchain to create opportunities for our players to utilize GOO, our in-game currency, in various ways, across different projects and games. This vision is about providing our gamers with the opportunity to participate in an entire lifestyle to keep them engaged, much like the idea of the metaverse, or in our case, a “microverse.”

An outgrowth of this lifestyle approach and a demonstration of the strength of our rapidly growing community can be found in the upcoming launch of our merchandise store for MicroBuddies™, a feature our dedicated community members practically demanded, where they can go to purchase shirts, hats, mugs, bags, and more. Going forward, we will have a lot more opportunities to generate various revenue streams within this community as it continues to grow.

With so much potential on the near-term horizon, we are moving ahead on plans to expand our executive management team with the addition of key hires with proven track records of success in the gaming industry and social media platforms. Our expanding executive team will give us the additional contacts and technical expertise needed by having the right people in the right place at the right time!

We wholeheartedly believe that crypto gaming and NFTs will absolutely revolutionize all aspects of gaming in the future. Players want to truly own their assets and blockchain smart contracts now ensure that game development companies like Good Gaming can continue to earn revenue even after the asset transfers to players outside of its game. This monumental trend is irrefutable, and it is coming in a big way!

I couldn’t be more thrilled with the position of Good Gaming as we enter 2022 and believe this will be a breakout year for the Company as we take advantage of lucrative opportunities in the fast-moving and exciting world of NFT gaming that we are pioneering.

Thank you to all our shareholders for your support on this exciting journey. The best is yet to come!

Sincerely,

David Dorwart

Chairman & CEO

Good Gaming, Inc.

About Good Gaming:

Good Gaming is an innovative brand leading the gaming industry across multiple segments in the space since 2008. Beginning with our roots as a collaborative space for gamers to share their knowledge, we went on to establish ourselves as one of the leaders in hosting Hearthstone tournaments. In 2016, we expanded our reach to include establishing multiple Minecraft servers with some of the most popular versions of Prison and SkyBlock, then developing our completely custom-developed NFT blockchain game, MicroBuddies™, in 2021. The Good Gaming advantage comes from our development team’s close relationship with the player communities of all of our games. The constant communication and resulting feedback further expand our proprietary content, and we continue to be influencers in the realm. Good Gaming continues to find exciting and innovative ways to branch across the gaming industry. As a staff and community, our goal is to cement our place as a fun and collaborative place for ALL gamers to enjoy.

For more information about Good Gaming, please visit our website:

https://www.good-gaming.com

Visit us on our social media platforms:

Discord: https://discord.gg/MicroBuddies

Telegram Group: https://t.me/microbuddiesio

Twitter: https://twitter.com/microbuddies, https://twitter.com/GOODGMER

Reddit: https://www.reddit.com/r/MicroBuddies/

Instagram: https://www.instagram.com/goodgmer/

Facebook: https://www.facebook.com/microbuddiesofficial/, https://www.facebook.com/GoodGMER, https://www.facebook.com/GoodGamingMC

Twitch: https://www.twitch.tv/goodgaminginc

YouTube Channel: https://www.youtube.com/channel/UC3YyoK_Xdo7sfPmse898Nog/

Safe Harbor: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Good Gaming Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Good Gaming Inc.’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Good Gaming, Inc.’s filings with the Securities and Exchange Commission, including those set forth as “Risk Factors” in such filings.

Investor Contact:

Dave Gentry, CEO

RedChip Companies Inc.

407-491-4498

Dave@redchip.com